Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-199173), pertaining to the CannaVEST Corp. 2013 Amended and Restated Equity Incentive Plan, of our report dated March 31, 2015, relating to the consolidated financial statements of CannaVEST Corp. and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2014.

San Diego, California March 31, 2015	/s/ PKF PKF Certified Public Accountants A Professional Corporation